Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and between

LEGG MASON, INC.

and

KKR I-L LIMITED

May 23, 2012

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Under the 1933 Act		4

	2.1	Shelf Registration	4
	2.2	Expenses	7
	2.3	Effectiveness	7
	2.4	Suspension	7

3.	Registration Procedures		8

4.	Indemnification; Contribution		11

5.	Distributions by Holders		15

6.	Miscellaneous		19

	6.1	No Inconsistent Agreements	19
	6.2	Amendments and Waivers	19
	6.3	Notices	20
	6.4	Successors	20
	6.5	Third Party Beneficiaries	21
	6.6	Specific Enforcement	21
	6.7	Counterparts	21
	6.8	Headings	21
	6.9	GOVERNING LAW	21
	6.10	Severability	21
	6.11	Entire Agreement	21
	6.12	Interpretation	21

INDEX OF DEFINED TERMS

1933 Act	1
1934 Act	1
Affiliate	1
Agreement	1
Automatic Shelf Registration Statement	1
Beneficially Own	1
Business Day	1
Closing Date	1
Common Stock	2
Company	1
Company Supported Distribution	2
Delay Period	15
Depositary	2
Effectiveness Period	2
Expiration Date	2
Free Writing Prospectus	2
Holder	2
indemnified party	11
Initial Purchaser	2
Issuer Free Writing Prospectus	2
KKR Holder	1
Majority Holders	2
Note Exchange Agreement	1
Notes	1
Number of Warrant Shares	2
Person	3
Pre-Announcement Periods	16
Prospectus	3
Questionnaire	5
Registrable Securities	3
Registration or Offering Expenses	3
Rule 144A	3
SEC	4
Securities	1
Sellers	1
Shelf Registration	4
Shelf Registration Statement	4
Sponsor	4
Substantial Distribution	4
Suspension Period	7
Threshold Amount	4
Underwriter	4
Warrant Agent	4
Warrant Agreement	4
Warrants	1
Well-Known Seasoned Issuer	4

- ii -

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 23, 2012, by and between LEGG MASON, INC., a Maryland corporation (the “Company”), and KKR I-L LIMITED (the “KKR Holder”).

          This Agreement is made pursuant to the Note Exchange Agreement, dated May 16, 2012 (the “Note Exchange Agreement”), by and among the Company, the Holders named on Schedule I thereto (the “Sellers”) and, for limited purposes, the Sponsor (as defined below), which provides for the repurchase by the Company from the Sellers of $1,250,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2015 (the “Notes”). In consideration of the repurchase of the Notes, the Termination (as defined in the Note Exchange Agreement) and the amendment of certain agreements that were entered into when the Notes were issued, the Company desires to issue to the KKR Holder, Citibank, N.A., Credit Suisse International and HSBC Bank USA, National Association warrants (“Warrants”) to purchase shares of the Company’s Common Stock (as defined below). The Warrants, together with the shares of Common Stock deliverable upon exercise of the Warrants, are referred to herein as the “Securities.” In order to induce the KKR Holder to enter into the Note Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Note Exchange Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          “1933 Act” shall mean the Securities Act of 1933, as amended.

          “1934 Act” shall mean the Securities Exchange Act of l934, as amended.

          “Affiliate” shall have the meaning given to it in the Note Exchange Agreement.

          “Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 of the 1933 Act.

          “Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

          “Business Day” shall mean any calendar day on which the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market and the Securities and Exchange Commission are open for trading or business, as the case may be.

          “Closing Date” shall have the meaning given to it in the Note Exchange Agreement.

          “Common Stock” shall mean any shares of common stock, $0.10 par value, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Warrant Agreement.

          “Company Supported Distribution” means a distribution of Warrants or Common Stock that are Registrable Securities in connection with which Holders have invoked their rights for cooperation from the Company under Section 5 of this Agreement.

          “Depositary” shall mean The Depository Trust Company and its successors or assigns, or any other depositary appointed by the Company; provided, however, that such appointed depositary must have an address in the Borough of Manhattan, in The City of New York, unless no such depositary is available.

          “Effectiveness Period” shall mean the period beginning on the date the Shelf Registration Statement is effective pursuant to Section 2.1 hereof and ending on the earlier of (i) such time as all the Securities cease to be Registrable Securities and (ii) the date that is 90 days following the Expiration Date.

          “Expiration Date” shall have the meaning given to it in the Warrant Agreement.

          “Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the 1933 Act.

          “Holder” shall mean the KKR Holder, for so long as it owns any Registrable Securities, and each Affiliate of the Sponsor or the KKR Holder that Beneficially Owns Registrable Securities.

          “Initial Purchaser” shall mean an initial purchaser or placement agent in connection with the offer or sale of Securities pursuant to a Company Supported Distribution effected under Rule 144A.

          “Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the 1933 Act.

          “Majority Holders” shall mean Holders holding over 50% of the aggregate number of Warrants constituting Registrable Securities outstanding; provided that, for the purpose of this definition, a holder of shares of Common Stock delivered upon exercise of the Warrants, shall be deemed to hold an aggregate number of Warrants (in addition to the number of Warrants held by such holder) equal to the quotient of (A) the number of such shares of Common Stock held by such holder and (B) the Number of Warrant Shares in effect at the time of the exercise of the Warrants as determined in accordance with the Warrant Agreement; provided further that whenever the consent or approval of the Majority Holders or of a specified percentage of the Holders of Registrable Securities is required hereunder, Warrants or Common Stock delivered upon exercise of the Warrants that are held by the Company or any Subsidiary of the Company shall be disregarded, and Warrants held by any Holder shall be included in determining whether such consent or approval was given by the Majority Holders or such specified percentage of the Holders of Registrable Securities.

          “Number of Warrant Shares” shall have the meaning set forth in the Warrant Agreement.

          “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          “Prospectus” shall mean the prospectus relating to the Securities included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

          “Registrable Securities” shall mean all or any of the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been sold or transferred pursuant to such Shelf Registration Statement, (ii) such Securities have been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto), or (iii) such Securities shall have ceased to be outstanding.

          “Registration or Offering Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including: (i) all SEC registration and filing fees, (ii) in the case of a Company Supported Distribution for the benefit of the Holders, all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters, Initial Purchasers or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement and any Prospectus, and, in the case of a Company Supported Distribution, any offering or information memorandum, any amendments or supplements thereto, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, if any, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including, in the case of a Company Supported Distribution, the expenses of any “comfort letters”, (vii) the reasonable fees and expenses of the Warrant Agent, and any escrow agent or custodian, and (viii) the reasonable fees and expenses of a single counsel to the Holders in connection with the Shelf Registration Statement and in connection with a Company Supported Distribution, which counsel shall be selected by the Majority Holders, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and, except as provided under clause (viii) above, all reasonable expenses and fees for all counsel and other professionals representing the Holders in connection with the sale or disposition of Registrable Securities.

          “Rule 144A” means Rule 144A under the 1933 Act.

          “SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          “Shelf Effectiveness Deadline” shall mean the date 180 days after the Closing Date.

          “Shelf Registration” shall mean a registration effected pursuant to Section 2.1.

          “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Shelf Registration Statement until such time as it includes a Prospectus relating to the Securities.

          “Sponsor” shall mean Kohlberg Kravis Roberts & Co. L.P.

          “Substantial Distribution” shall mean an offer and sale of Securities that are Registrable Securities of at least the Threshold Amount by one or more Holders to purchasers that are not Affiliates of the Company (other than the Sponsor or its Affiliates to the extent they are deemed to be “Affiliates” of the Company at such time), where such offer and sale is made pursuant to either Rule 144A or pursuant to a bona fide public offering made pursuant to the Shelf Registration Statement.

          “Threshold Amount” shall mean, with respect to an offer and sale of Securities that are Registrable Securities, an aggregate of at least 4,687,500 Warrants (calculated, with respect to Common Stock as set forth in the definition of “Majority Holders”); provided, however, if the proposed offer and sale of Securities relates to all of the Securities held by a Holder and its Affiliates, “Threshold Amount” shall mean an aggregate of at least 1,420,454 Warrants.

          “Warrant Agent” shall have the meaning set forth in the Warrant Agreement.

          “Warrant Agreement” means the Warrant Agreement dated as of the date hereof between the Company and the Warrant Agent.

          “Underwriter” shall mean an underwriter, as defined in the 1933 Act, of the Securities in connection with an offering thereof under a Shelf Registration Statement pursuant to and in accordance with a Company Supported Distribution.

          “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 of the 1933 Act.

          2. Registration Under the 1933 Act.

                    2.1 Shelf Registration.

                              (a) No later than 90 days after the Closing Date the Company shall, at its cost, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the Questionnaire and the other information pursuant to Section 2.1(d). The Company shall, at its cost, use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective under the 1933 Act as promptly as is reasonably practicable after such Shelf Registration Statement is filed, but in no event later than the Shelf Effectiveness Deadline. If the Company is a Well-Known Seasoned Issuer at the time of filing the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement.

                              (b) The Company shall, at its cost, use its commercially reasonable efforts, subject to Section 2.4, to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the 1933 Act in order to permit the Prospectus forming part thereof to be usable by Holders during the Effectiveness Period. Upon the expiration of an Automatic Shelf Registration Statement, so long as it remains a Well-Known Seasoned Issuer the Company shall file a new Shelf Registration Statement which shall be designated by the Company as an Automatic Shelf Registration Statement.

                              (c) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the 1933 Act, and (ii) not to contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances in which they were made) not misleading.

                              (d) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement and in any application to be filed with or under state securities laws. At least 30 business days prior to the filing of the Shelf Registration Statement, the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement. In order to be named as a selling securityholder in the Shelf Registration Statement or Prospectus at the time of effectiveness of the Shelf Registration Statement, each Holder must no later than 20 days following notice by the Company as set forth in the previous sentence, furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. Each Holder shall update such information upon the written request of the Company. From and after the date that the Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company shall (i) within 20 Business Days after receipt of such Questionnaire and such other information, use commercially reasonable efforts to file any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities, provided that if a post-effective amendment to the Shelf Registration Statement is required, the Company shall not be obligated to file more than one such amendment for all such holders during one fiscal quarter, provided, further, that if such Questionnaire and such other information is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Questionnaire and such other information and shall take the action described in this Section 2.1(d) (i) within five Business Days after the expiration of the Suspension Period and (ii) if the Company files a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to become or be declared effective under the 1933 Act as promptly as practicable. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing for inclusion in the Shelf Registration Statement.

                              (e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus it will do so only in accordance with Section 2.1(d) and subject to Section 2.4. Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus (excluding those materials incorporated by reference therein) to the purchaser thereof or complying with Rule 153 under the 1933 Act and, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement.

                              (f) The Company agrees that, in the context of a registered Company Supported Distribution, and only for the period of 30 days from the earlier of the public announcement or commencement of marketing efforts with respect to such Company Supported Distribution, unless it obtains the prior consent of the managing Underwriter (which consent shall not be unreasonably withheld or delayed), and each Holder agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder will be delivered to each such Holder and will not include any information that conflicts with the information contained in the Shelf Registration Statement or the Prospectus and that any such Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Company agrees to supplement or amend the Shelf Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company or, to the extent the Company does not reasonably object, as reasonably requested by the KKR Holder with respect to information relating to the KKR Holder or by the Warrant Agent on behalf of the Holders covered by such Shelf Registration Statement with respect to information relating to such Holders, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after it is used or filed with the SEC; provided, however, that any such amendment or supplement filed by the Company via the EDGAR system will be deemed to have been furnished to the Holders of Registrable Securities.

                    2.2 Expenses. The Company shall pay all Registration or Offering Expenses in connection with the registration pursuant to Section 2.1 and, without duplication, in connection with a Company Supported Distribution pursuant to Section 5. Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities.

                    2.3 Effectiveness. After a Shelf Registration Statement is effective, if the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

                    2.4 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus for a period not to exceed an aggregate of 60 days in any 90-day period or an aggregate of 120 calendar days in any 360-day period, as such period may be reduced pursuant to Section 5(b) hereof (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension), provided that 60 days shall be increased to 75 days if the Company shall have determined in good faith that the disclosure of previously undisclosed proposed or pending material business transaction would be reasonably likely to impede its ability to consummate such transaction. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including the fact of the suspension), except as required by applicable law.

          3. Registration Procedures.

          In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall, subject to the rights of the Company to invoke and maintain a Suspension Period in accordance with Section 2.4 of this Agreement without being in violation of any of the provisions hereof:

                              (a) not less than five days prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), furnish to the Holders or any Underwriter or designee thereof and one special counsel to the Holders or any Underwriter or designee thereof copies of all such documents proposed to be filed and use its commercially reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Holders or any Underwriter or designee thereof and such special counsel to the Holders or any Underwriter or designee thereof reasonably shall propose within three days of the delivery of such copies to the Holders or any Underwriter or designee thereof and counsel to the Holders or any Underwriter or designee thereof. In addition, if any Holder that has provided the Questionnaire and the other information required by Section 2.1(d) shall so request in writing, a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and use its commercially reasonable efforts to reflect in each such document when so filed with the SEC such comments as such Holder reasonably shall propose within three Business Days of the delivery of such copies to such Holder;

                              (b) ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the 1933 Act, and (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                              (c) use its commercially reasonable efforts at all times, except as provided in Section 2.4, to take all steps necessary to effect and maintain the registration of all of the Registrable Securities covered by the Shelf Registration Statement;

                              (d) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.4; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use its commercially reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;

                              (e) (i) notify in writing each Holder of Registrable Securities of the filing of a Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement and of when any such Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement has become effective; (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(d) and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder or Underwriter so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.4 and to any notice by the Company in accordance with Section 3(g) of the existence of any fact of the kind described in Sections 3(g) (i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and Underwriters of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

                              (f) use its commercially reasonable efforts to register or qualify or cooperate with the Holders and Underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each Underwriter shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to maintain such registration or qualification and to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                              (g) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Shelf Registration that has provided the Questionnaire and the other information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Shelf Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be required by applicable law;

                              (h) provided a Holder (collectively with its Affiliates) then holds at least 1,420,454 Registrable Securities (calculated with respect to Common Stock, as set forth in the definition of “Majority Holders”), as promptly as reasonably practicable furnish to such Holder and any Underwriter or designee thereof (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement and, if requested by such Holder in connection with an offering of Registrable Securities, copies of any comment letters received from the SEC with respect to any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus;

                              (i) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;

                              (j) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(g)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event or within the time period required by Section 2.4, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, at such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                              (k) use its commercially reasonable efforts to cause all Registrable Securities which are Common Stock to be listed on any securities exchange or inter-dealer quotation system on which shares of Common Stock are then listed;

                              (l) make generally available to its security holders earning statements covering at least 12 months (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder as soon as reasonably practicable and, in any event, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year), or such longer period as may be permitted under the 1934 Act, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

                              (m) make a reasonable effort to provide such information as is required for any filings required to be made with the Financial Industry Regulatory Authority; and

                              (n) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for the Securities registered under the Shelf Registration Statement and provide the Warrant Agent with certificates for such Securities, free of any restrictive legends, in a form eligible for deposit with the Warrant Agent as custodian for Depositary.

          Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Shelf Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(g)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

          4. Indemnification; Contribution.

                              (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the KKR Holder, each Holder who provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d) and each of their respective directors, officers and employees and agents and each Person, if any, who controls the KKR Holder or such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below)

arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or, in each case, any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) above; and to reimburse each indemnified party for any and all expenses (including the fees and disbursements of counsel chosen by the indemnified parties) as such expenses are reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense incurred by an indemnified party to the extent, but only to the extent, (A) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Shelf Registration Statement (or, in each case, any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or (B) use of a Prospectus during a period when use of such Prospectus has been suspended pursuant to Section 2.4 hereof, provided that such Holder has received notice of such suspension. The indemnity agreement set forth in this Section 4(a) shall be in addition to any liabilities that the Company may otherwise have.

                              (b) Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, the KKR Holder and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d) and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, the KKR Holder or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or, in each case, any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or, in each case, any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

                              (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict will arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be material legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than one local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                              (d) Settlements. The indemnifying party under this Section 4 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 4(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                              (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 4, each director, officer, employee and agent of any Holder, or each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                              (f) The provisions of this Section 4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any indemnified person referred to in this Section 4, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

          5. Distributions by Holders

                              (a) If the Company shall at any time receive a written request from Holders then able to participate in a Substantial Distribution that in the aggregate have Beneficial Ownership of at least the Threshold Amount of Registrable Securities (i) that the Company assist in a Substantial Distribution, (ii) stating that such Holders have a current bona fide intent to effectuate a Substantial Distribution and (iii) providing verification that such Holders Beneficially Own at least the Threshold Amount of Registrable Securities, the Company will (x) provide reasonable notice of the request to each Holder pursuant to which the Company will offer to include such Holder’s Registrable Securities in such Substantial Distribution upon a written request from such Holder received by the Company within 10 days of such notice (such request to specify the number of such Holder’s Registrable Securities that such Holder requests be included in such Substantial Distribution) and (y) provide such Holders (including such Holders that submitted a written request within such ten-day period) with its reasonable cooperation, as requested by such Holders, to facilitate such Substantial Distribution; provided, that the Company shall only be required to assist the Holders with an aggregate of three such Substantial Distributions; provided, further, that the Company shall not be required to assist any Holders with a Substantial Distribution more than twice in any 365 day period; and provided, further, that the Company will only be required to provide Holders with such cooperation until the earlier of consummation of the Company Supported Distribution or 45 days following the earlier of the public announcement or commencement of marketing efforts with respect to such distribution. Under any circumstances and for such periods as the Company would be permitted to initiate a Suspension Period pursuant to Section 2.4, the Company shall have the right to delay the commencement (e.g., the taking of any external activity, but not including internal, non-public preparatory work) of a Company Supported Distribution (a “Delay Period”) for a period of days which, when aggregated with any pending or prior Suspension Periods and Delay Periods, would not exceed the 60 and 120-day limits set forth in Section 2.4 without, in the context of a registered Company Supported Distribution, formally initiating a Suspension Period, provided that any such Delay Periods may not exceed and shall reduce (on a day-for-day basis) the 60 and 120-day limits referred to in Section 2.4 unless otherwise agreed by the Majority Holders participating in such registered Company Supported Distribution In addition, under no circumstances shall the Company be required to commence a Company Supported Distribution at any time during the three week period immediately preceding the scheduled public disclosure of results for any quarter (the “Pre-Announcement Periods”) and any delay during that time shall not be counted against the Suspension Period. If a request for a Company Supported Distribution has been made before any Delay Period or Pre-Announcement Period, however, the Company will provide reasonable cooperation as is reasonably requested during such Delay Period or Pre-Announcement Period to permit such Company Supported Distribution to be commenced promptly following the expiration of such Delay Period or Pre-Announcement Period. For the avoidance of doubt, any Company Supported Distribution shall not require any pre-clearance under any stock trading policies of the Company in effect at such time.

          For purposes of the three Substantial Distributions with which the Company is required to provide the Holders with assistance, it shall be deemed to be a Substantial Distribution for which the Company has provided assistance if the Holders request such assistance and the Substantial Distribution is cancelled, terminated or otherwise not consummated, unless such cancellation, termination or failure to consummate such Substantial Distribution is based upon material adverse information concerning the Company of which the Holders initiating such Substantial Distribution were not aware at the time of such request.

                              (b) In furtherance of the Company’s undertakings, and subject to the limitations in Section 5(a), the Company agrees to use its commercially reasonable efforts to enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities being offered and sold in a Substantial Distribution by the Holders in which the Company provides cooperation, including:

                                   (i) using commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof addressed to the Underwriters or Initial Purchasers, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                                   (ii) using commercially reasonable efforts to obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement or offering memorandum, as the case may be) addressed to the Underwriters or Initial Purchasers, if any, such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                                   (iii) making reasonably available for inspection by each Holder and the Underwriters or Initial Purchasers, if any, participating in any Substantial Distribution, and any attorney, accountant or other agent retained by any such Holder or Underwriter or Initial Purchaser, all relevant financial and other records and pertinent corporate documents of the Company as are customarily made available in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                                    (iv) using commercially reasonable efforts to cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information, and causing appropriate persons to be reasonably available for discussions concerning such documents, as reasonably requested by any such Holder, Underwriter, Initial Purchaser, attorney, accountant or agent in connection with any such Substantial Distribution as is customary for similar due diligence examinations;

                                    (v) delivering such documents and certificates (including an offering or information memorandum in the context of a Substantial Distribution effected pursuant to Rule 144A) to the Holders and the Underwriters or Initial Purchasers, if any, as may be reasonably requested by such Holders, Underwriters or Initial Purchasers and as are customarily delivered in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

                                    (vi) making appropriate members of senior management, which shall, in the Company’s discretion, not include the Chief Executive Officer of the Company, reasonably available to participate in one due diligence conference call lasting no more than one hour with the Underwriters, the Initial Purchasers and the Holders participating in such Substantial Distribution; provided, that in the event of a Substantial Distribution in excess of 4,687,500 Registrable Securities (calculated with respect to Common Stock as set forth in the definition of “Majority Holders”) the Company shall, in addition to the foregoing, make appropriate members of senior management, which shall include the Chief Executive Officer of the Company at the request of such Holders, reasonably available to participate in one conference call lasting no more than one hour with potential investors, but for the avoidance of doubt, such members of senior management (A) shall only be required to review the Company and its business in any such conference call, (B) shall not be required to address the suitability of any investment in the Warrants or the terms of the Warrants in any such conference call, and (C) shall not be required to provide any projections in any such conference call;

                                    (vii) if an underwriting or purchase, sale or agency agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the Underwriters or Initial Purchasers and all other parties to be indemnified pursuant to said Section or, at the request of any Underwriters or Initial Purchasers, in the form customarily provided to such Underwriters or Initial Purchasers in similar types of transactions;

                                    (viii) not selling, offering or agreeing to sell, granting any option for the sale of, or otherwise transferring or disposing of securities of the same type (including any underlying securities) as the Registrable Securities included in such Substantial Distribution, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to the pricing of such Substantial Distribution and until the earlier of (A) the end of any lock-up period which the Underwriters or Initial Purchasers deem is necessary to effectuate the Substantial Distribution (which in no event will be greater than 45 days), which lock-up period shall begin on the date of the pricing of such Substantial Distribution, and (B) the abandonment of such Substantial Distribution, provided that the Company may offer, issue and sell shares of securities of the same type (including any underlying securities) as the Registrable Securities (1) pursuant to any employee, officer or director stock or benefit plan, (2) upon the conversion or exercise of securities, or rights with respect to any such securities, outstanding on the date of the commencement of the Substantial Distribution, or (3) issued or to be issued by the Company in connection with an acquisition; and

                                    (ix) (A) causing the Chief Executive Officer, the Chief Financial Officer and each other executive officer of the Company as the Underwriters or the Initial Purchasers reasonably determine is necessary to effectuate such Substantial Distribution, and (B) requesting each director of the Company and each Person who then Beneficially Owns more than 5% of the Common Stock, to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the 1933 Act) of any Common Stock during the period of no more than 45 days referred to in clause (viii) above (except as part of such Substantial Distribution, if otherwise permitted and subject to reasonable and customary exceptions including, but not limited to, the exercise of stock options or warrants), unless each Holder and the Underwriters or Initial Purchasers, if any, participating in any Substantial Distribution otherwise agree.

          Other than as provided in this Section 5 (and in the context of a registered Substantial Distribution, the other applicable provisions of this Agreement), the Company shall not be obligated to cooperate to facilitate any underwritten offering to facilitate a Substantial Distribution or otherwise. For the avoidance of doubt, (1) the Company shall not be required to provide an opinion on an investment in the Registrable Securities to facilitate a Substantial Distribution or otherwise and (2) the Company shall not be required to participate in more than one conference call lasting no more than one hour with potential investors, and for the avoidance of doubt, the members of senior management of the Company participating in any such call (A) shall only be required to review the Company and its business in such conference call, (B) shall not be required to address the suitability of any investment in the Warrants or the terms of the Warrants, and (C) shall not be required to provide any projections.

          In connection with any Substantial Distribution in which the Company provides assistance to the Holders or the Underwriters or the Initial Purchasers thereto, if any, the Company may require each Holder or Underwriter or Initial Purchaser, and their attorneys, accountants or agents retained by them, to maintain in confidence and not to disclose to any other person any information or records provided as part of such assistance and reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in the Shelf Registration Statement or the prospectus or offering or information memorandum included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or other confidentiality obligations or duties, as the case may be.

                    If any of the Registrable Securities to be sold in a Substantial Distribution are to be sold in an underwritten offering, the Underwriter or Underwriters and Initial Purchaser or Initial Purchasers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

          (h) This Section 5 shall terminate, and the Holders shall have no rights pursuant to this Section 5, upon the earlier to occur of (i) the date on which the Holders collectively Beneficially Own less than 1,420,454 Registrable Securities (calculated with respect to Common Stock as set forth under the definition of “Majority Holders”) and (ii) the termination of the Effectiveness Period.

          6. Miscellaneous.

                    6.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

                    6.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, however, if the proposed amendment, qualification, modification, supplement or waiver, as the case may be, has a material and disproportionate adverse effect on certain Holders as compared to the remaining Holders, the consent of the Holders so affected will be required in addition to the consent of the Majority Holders; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 6.2 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder, except that any provision of this Section 6.2 which provides that an amendment to this Agreement may be made upon the written consent of the Majority Holders may itself be amended, qualified, modified or supplemented, and waivers or consents to departures from any such provision may be given if the Company obtains the written consent of the Majority Holders. Notwithstanding the foregoing (except the foregoing provisos), (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and the Majority Holders, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 6.2, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder. Notwithstanding the foregoing, Section 5 may only be amended, qualified or supplemented if approved by the Holders.

                   6.3  Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, any courier guaranteeing overnight delivery or by electronic delivery (a) if to a Holder, in the manner set forth in the Warrant Agreement; and (b) if to the Company, initially at the Company’s address set forth in the Note Exchange Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.3.

          All such notices and communications shall be deemed to have been duly given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid.

          Copies of all such notices, demands, or other communications to any Holder shall be deemed to have been duly given, if such notice has been duly given to the Warrant Agent under the Warrant Agreement, at the address specified in such Warrant Agreement.

                    6.4 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Holders, their respective successors and the indemnified persons referred to in Section 4; provided that in no event shall any Person who Beneficially Owns or otherwise owns or holds any Registrable Securities, other than a Holder, have any benefit or any legal or equitable right, remedy or claim under this Agreement; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Note Exchange Agreement or the Warrant Agreement. Any Registrable Securities acquired by a Holder in any manner, whether by operation of law or otherwise, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Holder shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Note Exchange Agreement and the Warrant Agreement, and such Holder shall be entitled to receive the benefits hereof.

                    6.5 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the KKR Holder, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                    6.6 Specific Enforcement. Without limiting the remedies available to the KKR Holder and the other Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 may result in material irreparable injury to the KKR Holder or the other Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the KKR Holder or any other Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2.1.

                    6.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                    6.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                    6.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    6.12 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEGG MASON, INC.

By:	/s/ Jeff Nattans

Name: Jeff Nattans
Title: EVP

[SIGNATURE PAGE—REGISTRATION RIGHTS AGREEMENT]

Confirmed and accepted as of the date
first above written:

KKR I-L LIMITED

By:	/s/ William J. Janetschek

Name: William J. Janetschek
Title:

[SIGNATURE PAGE—REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

SELLING SECURITYHOLDER QUESTIONNAIRE

          The undersigned beneficial owner (the “Selling Securityholder”) of the Warrants (the “Warrants”) of Legg Mason, Inc. (the “Company”) or the shares of the Company’s Common Stock, par value $0.10 per share, issuable upon exercise of the Warrants (the “Common Stock” and, together with the Warrants, the “Registrable Securities”) hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement, dated as of May 23, 2012, by and between the Company and KKR I-L Limited.

          Selling security holders that do not complete this Questionnaire and deliver it to the Company as provided below will not be named selling security holders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

          Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, the Company’s officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire. The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

          Certain legal consequences arise from being named a selling security holder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial holders are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling security holder in the Shelf Registration Statement and the related prospectus.

          The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)		Address for Notices to Selling Securityholder:

Telephone (including area code):_____________________________________________________________________________________

Fax (including area code):__________________________________________________________________________________________

Contact Person:__________________________________________________________________________________________________

(3)		Beneficial Ownership of Registrable Securities:

	(a)	Type and Number of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

	(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

          Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:_____________________________________________________________________________________________

(6)	Is the Selling Securityholder a registered broker-dealer?

Yes ☐

No ☐

If “Yes”, please answer subsection (a) and subsection (b):

	(a)	Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?

Yes ☐

No ☐

	(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer?

Yes ☐

No ☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

	(a)	Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?

Yes ☐

No ☐
_______ Explain:

(b)

Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

Yes ☐ Explain:

_______

No ☐

(8)	Is the Selling Securityholder a non-public entity?

Yes ☐

No ☐

If “Yes”, please answer subsection (a):

(a) Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

(9)	Plan of Distribution:

        Except as set forth below, the undersigned Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:______________________________________________________________________________________________

          The undersigned Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf

Registration Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

          Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

          In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

          By signing below, the undersigned agrees that if the Company notifies the undersigned that Shelf Registration Statement is not available, the undersigned will suspend use of the prospectus until notice from the Company that the prospectus is again available.

          Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above. This Selling Securityholder Questionnaire shall be governed in all respects by the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED
SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

LEGG MASON, INC.
100 International Drive
Baltimore, MD 21202
Fax: ___________________
Attn: Tom Merchant, Deputy
General Counsel